                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                February 28, 2000
                ------------------------------------------------
                Date of Report (Date of earliest event reported)


                             AMKOR TECHNOLOGY, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

                                    Delaware
                 ----------------------------------------------
                 (State or other jurisdiction of incorporation)

      0-29472                                            23-1722724
---------------------                       ------------------------------------
(Commission File No.)                       (IRS Employer Identification Number)

                              1345 Enterprise Drive
                             West Chester, PA 19380
                                 (610) 431-9600

                    (Address of Principal Executive Offices)

          (Former name or former address, if changed since last report)

Item 5. OTHER EVENTS

     On February 28, 2000, Amkor Technology, Inc. ("Amkor") issued a press release (attached hereto as Exhibit 99.1) announcing that Amkor, through its wholly-owned subsidiary, Amkor Technology Korea, Inc. ("Amkor Korea"), has reached a definitive agreement with Anam Semiconductor, Inc. ("Anam") to acquire Anam's three remaining semiconductor packaging and test facilities, known as K1, K2 and K3, located in Korea, for up to $950 million in cash, plus the assumption of certain liabilities. The closing of this acquisition is dependent upon a number of conditions, including the approval of Amkor's board of directors following satisfactory completion of due diligence by Amkor, arranging financing on terms satisfactory to Amkor, receipt by Amkor Korea of a satisfactory fairness opinion, receipt by Anam of approval by Anam's large bank creditors and receipt by CIL Limited, the direct parent of Amkor Korea, of certain tax exemptions in Korea in connection with the future operations of K1, K2 and K3. The transaction will also require the approval of Amkor's shareholders and Anam's shareholders.


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       AMKOR TECHNOLOGY, INC.



                                       By: /s/ Kenneth T. Joyce
                                          -----------------------------
                                          Kenneth T. Joyce
                                          Chief Financial Officer

                                       Dated: March 1, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549






                                    EXHIBITS
                                       TO

                                    FORM 8-K



                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                                       OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                             ----------------------
                             AMKOR TECHNOLOGY, INC.
                             ----------------------

                                INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                 DESCRIPTION
  -------                -----------
   99.1      Press release dated February 28, 2000.